Exhibit 3
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Panda Ethanol, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 14th day of October 2008.

Date: October 14, 2008	PANDA ENERGY INTERNATIONAL, INC.
	By:	/s/ Robert W. Carter
		Name:	Robert W. Carter
		Title:	Chief Executive Officer

October 14, 2008	PLC II, LLC
	By:	/s/ Robert W. Carter
		Name:	Robert W. Carter
		Title:	Chief Executive Officer

October 14, 2008	PANDA ENERGY MANAGEMENT, LP By PEMC, Inc., its general partner
	By:	/s/ Robert W. Carter
		Name:	Robert W. Carter
		Title:	Chief Executive Officer